Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated June 18, 2013, relating to the balance sheet of Quinpario Acquisition Corp. (a development stage company) as of June 4, 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 31, 2013 (inception) to June 4, 2013, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

New York, New York
July 31, 2013